Exhibit (d)(5)

POWER OF ATTORNEY

Each of the undersigned does hereby appoint Patricia Niu as his or her true and lawful attorney-in-fact, for the purpose of, from time to time, executing in his or her name and on his or her behalf, any and all amendments to the Statement on Schedule 13E-3 filed by MEMSIC, Inc. and the group including the same acting for the purpose of reporting information in connection with the Agreement and Plan of Merger, dated as of April 22, 2013, among MEMSIC, Inc., MZ Investment Holdings Limited and MS Investment Holdings Merger Sub Limited which such attorney-in-fact shall determine to be necessary or appropriate to comply with the reporting requirements of Section 13(e)(3) of the Securities Exchange Act of 1934, as amended, and filing the same with the U.S. Securities and Exchange Commission on behalf of the undersigned, and delivering, furnishing or filing any such documents as exhibits thereto, and giving and granting to such attorney-in-fact the power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by the attorney-in-fact shall be conclusively evidenced by such person’s execution, delivery, furnishing or filing of the applicable document. This power of attorney shall remain in effect until expressly revoked in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed on the date set forth below.

/s/ Yang Zhao	Date: May 20, 2013
Yang Zhao

/s/ Paul Zavracky	Date: May 20, 2013
Paul Zavracky

/s/ John Newton	Date: May 20, 2013
John Newton

/s/ Yongyao Cai	Date: May 20, 2013
Yongyao Cai

/s/ Noureddine Hawat	Date: May 20, 2013
Noureddine Hawat

/s/ Alexander Dribinksy	Date: May 20, 2013
Alexander Dribinksy

/s/ Eric Chojnacki	Date: May 20, 2013
Eric Chojnacki

/s/ Xianfeng Ding	Date: May 20, 2013
Xianfeng Ding

/s/ James Fennelly	Date: May 20, 2013
James Fennelly

/s/ Jose Rios	Date: May 20, 2013
Jose Rios

/s/ Cheryl Merino	Date: May 20, 2013
Cheryl Merino

/s/ Dong An	Date: May 20, 2013
Dong An

/s/ Lei Zhang	Date: May 20, 2013
Lei Zhang

/s/ Wei Zhang	Date: May 20, 2013
Wei Zhang

/s/ Haidong Liu	Date: May 20, 2013
Haidong Liu

/s/ Leyue Jiang	Date: May 20, 2013
Leyue Jiang